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                                                                     Exhibit 8.1


                    [Letterhead of Cahill Gordon & Reindel]



                                 July 16, 1999


The Fairchild Corporation
45025 Aviation Drive, Suite 400
Dulles, VA 20166

               Re:  The Fairchild Corporation
                    Registration Statement on Form S-4
                    ----------------------------------

Ladies and Gentlemen:

          We have acted as United States federal income tax counsel for The Fairchild Corporation, a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), of a Form S-4 Registration Statement (the "Registration Statement"), relating to the offer (the "Exchange Offer") by the Company to exchange up to $225,000,000 aggregate principal amount of the Company's 10 3/4% Senior Subordinated Notes due 2009 (the "Exchange Notes") for a like principal amount of the Company's issued and outstanding 10 3/4% Senior Subordinated Notes due 2009 (the "Notes"). Capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed to such terms in the Registration Statement.

          We have examined the Registration Statement and such other documents as we have deemed necessary and appropriate to render our opinion expressed below. In our examination of such material, we have relied upon the current and continued accuracy of the factual matters we have considered, and we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all copies of documents submitted to us. We assume that all transactions relating to the ex-
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change pursuant to the Exchange Offer will be carried out in accordance with the terms of the governing documents without any amendments thereto or waiver of any terms thereof, and that such documents represent the entire agreement of the parties thereto.

          The opinion set forth in this letter is limited to the Internal Revenue Code of 1986, as amended (the "Code"), administrative rulings, judicial decisions, Treasury regulations and other applicable authorities, all as in effect on the date of this letter. The statutory provisions, regulations, judicial decisions and interpretations upon which our opinion is based are subject to change, and such change could apply retroactively. Any such change could affect the continuing validity of the opinion set forth in this letter.

          The opinion set forth in this letter has no binding effect on the United States Internal Revenue Service or the courts of the United States. No assurances can be given that, if the matter were contested, a court would agree with the opinion set forth in this letter.

          Based upon and subject to the foregoing, the discussion set forth in the Registration Statement under the heading "Material Federal Tax Considerations" constitutes our opinion with respect to those matters. While such discussion sets forth the material anticipated United States federal income tax consequences applicable to certain Non-U.S. Holders, it does not purport to discuss all United States federal income tax considerations and our opinion is limited to those United States federal income tax considerations specifically discussed therein and is subject to the assumptions and conditions set forth therein.

          We are furnishing this opinion letter in our capacity as United States federal income tax counsel to the Company. This letter is not to be used, circulated, quoted or otherwise referred to for any other purpose, except as described below.
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          We hereby consent to the filing with the Securities and Exchange
Commission of this opinion as an exhibit to the Company's Registration Statement on Form S-4 relating to the exchange of the Exchange Notes for the Notes and the reference to our firm under the heading "Legal Matters" in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                                         Very truly yours,


                                         /s/ Cahill Gordon & Reindel